UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2011
Wyndham Worldwide Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File No.)	20-0052541 (I.R.S. Employer Identification Number)

22 Sylvan Way Parsippany, NJ (Address of Principal Executive Office)	07054 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (973) 753-6000
None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Wyndham Worldwide Corporation (the “Company”) has entered into amendments to the employment agreements of certain named executive officers as summarized below.
     On February 28, 2011, the Company entered into Amendment No. 3 to Employment Agreement with Geoff Ballotti, President and Chief Executive Officer, Wyndham Exchange & Rentals. The amendment is effective March 1, 2011 and extends Mr. Ballotti’s employment from the current termination date of March 31, 2011 to March 31, 2014.
     On February 28, 2011, the Company entered into Amendment No. 2 to Employment Agreement with Eric A. Danziger, President and Chief Executive Officer, Wyndham Hotel Group. The amendment is effective March 1, 2011 and extends Mr. Danziger’s employment from the current termination date of November 17, 2011 to November 17, 2013.
     On February 28, 2011, the Company entered into Amendment No. 1 to Employment Agreement with Franz S. Hanning, President and Chief Executive Officer, Wyndham Vacation Ownership. The amendment is effective March 1, 2011 and extends Mr. Hanning’s employment from the current termination date of August 1, 2011 to August 1, 2014. The amendment increases Mr. Hanning’s target annual incentive compensation award opportunity from $660,000 to $700,000 beginning with the 2011 fiscal year.
     In addition to the changes described above, each amendment also includes a provision for purposes of compliance with Section 409A of the Internal Revenue Code and the regulations thereunder as well as certain administrative and ministerial changes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
Date: March 4, 2011	By:	/s/ Thomas G. Conforti
Thomas G. Conforti
Chief Financial Officer